Execution Version

EXhibit 1.1

 9,000,000 Shares

Independence Realty Trust, Inc.

Common Stock

($0.01 Par Value Per Share)

UNDERWRITING AGREEMENT

February 20, 2020

KeyBanc Capital Markets Inc.

BMO Capital Markets Corp.

As Representatives of the several Underwriters named in Schedule I

c/o KeyBanc Capital Markets Inc.

127 Public Square

Cleveland, Ohio 44114

c/o BMO Capital Markets Corp.

3 Times Square

New York, NY 10036

 Ladies and Gentlemen:

Independence Realty Trust, Inc., a Maryland corporation (the “Company”), Independence Realty Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and BMO Capital Markets Corp., in its capacity as agent for the Forward Counterparty (as defined below) (in such agency capacity, the “Forward Seller”), at the request of the Company in connection with the Forward Sale Agreement (as defined below), confirm their agreement with each of the Underwriters named in Schedule I hereto (collectively, the “Underwriters,” which term shall also include any underwriter hereinafter substituted as provided in Section 11 hereof), for whom KeyBanc Capital Markets Inc. and BMO Capital Markets Corp. are acting as representatives (in such capacity, if and as applicable, the “Representatives”) with respect to the sale by the Forward Seller and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 9,000,000 shares (the “Borrowed Firm Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), and (ii) the grant to the Underwriters, acting severally and not jointly, of the option described in Section 2 hereof to purchase all or any part of 1,350,000 additional shares of Common Stock (the “Additional Shares”).

Any Additional Shares sold to the Underwriters by the Forward Seller pursuant to Section 2 hereof upon exercise of the option described therein are herein referred to as the “Borrowed Additional Shares.” Any Additional Shares sold to the Underwriters by the Company pursuant to Section 2 hereof upon exercise of such option and any Company Top-Up Additional Shares (as defined in Section 23(a) hereof) are herein referred to as the “Company Additional Shares.” The Borrowed Firm Shares and the Company Top-Up Firm Shares (as defined in Section 23(a) hereof) are herein referred to collectively as the “Firm Shares.” The Company Top-Up Firm Shares and the Company Additional Shares are herein referred to collectively as the “Company Shares.”  The Borrowed Firm Shares and the Borrowed Additional Shares are herein referred to collectively as the “Borrowed Shares.”  The Borrowed Shares and the Company Shares are herein referred to as the “Shares.”  The Shares are described in the Prospectus which is referred to below.

As used herein, “Forward Sale Agreement” means the letter agreement, dated the date hereof, between the Company and Bank of Montreal (the “Forward Counterparty”), relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the

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Forward Sale Agreement), of a number of shares of Common Stock equal to the number of Borrowed Firm Shares sold by the Forward Seller to the Underwriters pursuant to this Agreement. References herein to the “Forward Sale Agreement” are to the initial Forward Sale Agreement and/or the Additional Forward Sale Agreement (as defined in Section 2 hereof) as the context requires.

The Company understands that the Underwriters propose to make a public offering of the Shares on the terms set forth herein as soon as the Underwriters deem advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered, it being understood that the Company, the Forward Counterparty, the Forward Seller and the Underwriters will determine the public offering price per share for the Shares on the first business day after the date the Agreement has been executed and delivered.

1.       Registration Statement and Prospectus. The Company has prepared and filed on May 19, 2017, as amended by Amendment No. 1 dated June 14, 2017, as further amended by Post-Effective Amendment No. 1 dated November 1, 2017, with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a shelf registration statement on Form S-3 (No. 333-218130) under the Act (“Registration Statement 333-218130”), including the prospectus contained therein (the “Basic Prospectus”), relating to the issuance and sale of certain securities, including the Shares. The Company has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a supplement to the prospectus included in such registration statement (the “Prospectus Supplement”) specifically relating to the Shares and the plan of distribution thereof pursuant to Rule 424. Registration Statement 333-218130 initially became effective on June 16, 2017, and Post-Effective Amendment No. 1 to Registration Statement 333-218130 became effective on November 9, 2017. Except where the context otherwise requires, Registration Statement 333-218130, on each date and time that such registration statement and any post-effective amendment or amendments thereto became or becomes effective (each, an “Effective Date”), including all exhibits filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement by virtue of Rule 430B (the “Rule 430B Information”), collectively, are herein called the “Registration Statement,” and the Basic Prospectus, as supplemented by the final Prospectus Supplement, in the form first used by the Company in connection with confirmation of sales of the Shares, is herein called the “Prospectus;” and the term “Preliminary Prospectus” means each preliminary form of the Prospectus Supplement used in connection with the offering of the Shares that omitted Rule 430B Information, including the related Basic Prospectus in the form first filed by the Company pursuant to Rule 424(b). The Basic Prospectus together with the Preliminary Prospectus, as amended or supplemented, immediately prior to the Applicable Time is hereafter called the “Pricing Prospectus,” and any “issuer free writing prospectus” (as defined in Rule 433) relating to the Shares is hereafter called an “Issuer Free Writing Prospectus.” The “Applicable Time” shall mean 8:15 a.m. (Eastern Time) on February 20, 2020 or such other time as agreed by the Company and the Representatives. The Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses, if any, listed in Schedule II hereto or that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package (as defined below) together with the information included on Exhibit A all considered together, are hereafter collectively called the “Disclosure Package.” Any reference in this Agreement to the Registration Statement, the Disclosure Package, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act (the “Incorporated Documents”), as of each Effective Date or the Applicable Time or the date of the Prospectus, as the case may be (it being understood that the several specific references in this Agreement to documents incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus are for clarifying purposes only and are not meant to limit the inclusiveness of any other definition herein). For purposes of this Agreement, all references to the Registration Statement, the Disclosure Package or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “stated” or “described” in the Registration Statement, the Disclosure Package or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus

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shall be deemed to include the filing after the Applicable Time of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be.

2.       Agreement to Sell and Purchase.

Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Forward Seller (with respect to the Borrowed Firm Shares) and the Company (with respect to any Company Top-Up Firm Shares), severally and not jointly, agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Forward Seller (with respect to the Borrowed Firm Shares) and the Company (with respect to any Company Top-Up Firm Shares), at a purchase price of $14.688 (the “Purchase Price”) per Firm Share, the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter. The Forward Seller’s obligations extend solely to the respective number of Borrowed Firm Shares set forth opposite the name of such Forward Seller in Schedule I hereto under the heading “Number of Borrowed Firm Shares To Be Sold” at the Purchase Price.

In addition, the several Underwriters shall have the option to purchase pursuant to clause (A) or clause (B) below as applicable, severally and not jointly, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares at a purchase price per Additional Share equal to the Purchase Price (the “Additional Shares Purchase Price”). This option may be exercised by the Underwriters at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company and the Forward Seller. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be (i) earlier than the Closing Date (as defined below) or (ii) unless otherwise agreed to by the Company, the Forward Seller and the Underwriters, earlier than the second or later than the tenth Business Day after the date on which the option shall have been exercised. As used herein “Business Day” shall mean a day on which the New York Stock Exchange (“NYSE”) is open for trading or commercial banks in the City of New York are open for business.

Following delivery of an exercise notice:

(a)       The Company agrees that it will use its commercially reasonable best efforts to, within one Business Day after such notice is given, execute and deliver to the Forward Seller an additional letter agreement between the Company and the Forward Counterparty (the “Additional Forward Sale Agreement”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Additional Forward Sale Agreement), of a number of shares of Common Stock equal to the aggregate number of Additional Shares being purchased by the Underwriters from the Forward Seller pursuant to the exercise of such option, on terms substantially similar to the initial Forward Sale Agreement, mutatis mutandis, as agreed by the parties. Upon the Company’s execution and delivery to the Forward Counterparty of such Additional Forward Sale Agreement, the Forward Counterparty shall promptly execute and deliver such Additional Forward Sale Agreement to the Company, and upon such execution and delivery to the Company, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Forward Seller (or, in the case of any Company Top-Up Additional Shares, the Company), severally and not jointly, hereby agrees to sell to the several Underwriters such number of Additional Shares at the Additional Shares Purchase Price. The Forward Seller’s obligations extend solely to the number of Borrowed Additional Shares, which shall be not more than the number set forth opposite the name of such Forward Seller in Schedule I hereto under the heading “Maximum Number of Borrowed Additional Shares To Be Sold,” at the Additional Shares Purchase Price.

(b)       If the Company does not timely execute and deliver the Additional Forward Sale Agreement pursuant to clause (a) above, then, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters the aggregate

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number of Additional Shares with respect to which the option is being exercised at the Additional Shares Purchase Price.

If (i) any of the representations and warranties of the Company contained herein or any certificate delivered by the Company pursuant hereto are not true and correct as of the Closing Date or any Option Closing Date, as the case may be, as if made as of the Closing Date or such Option Closing Date, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the Closing Date or such Option Closing Date, (iii) any of the conditions set forth in Section 8 hereof have not been satisfied on or prior to the Closing Date or such Option Closing Date, (iv) this Agreement shall have been terminated pursuant to Section 10 hereof on or prior to the Closing Date or such Option Closing Date or the Closing Date or such Option Closing Date shall not have occurred, (v) any of the conditions set forth in Section 3 of the initial Forward Sale Agreement (or the equivalent section of the Additional Forward Sale Agreement) shall not have been satisfied on or prior to the Closing Date or such Option Closing Date or (vi) any of the representations and warranties of the Company contained in the Forward Sale Agreement are not true and correct as of the Closing Date or such Option Closing Date as if made as of the Closing Date or such Option Closing Date (clauses (i) through (vi), together, the “Conditions”), then the Forward Seller, in its sole discretion, may elect not to (or in the case of clause (iv), will not) borrow and deliver for sale to the Underwriters the Borrowed Shares otherwise deliverable on such date. In addition, in the event the Forward Seller determines in good faith and a commercially reasonable manner that (A) in connection with establishing its commercially reasonable hedge position such Forward Seller is unable, after using commercially reasonable efforts, to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Shares to be sold by it hereunder, or (B) it would be impracticable for such Forward Seller to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters at the Closing Date or any Option Closing Date, as the case may be, the aggregate number of shares of Common Stock that such Forward Seller or its affiliate is able to so borrow in connection with establishing its commercially reasonable hedge position at or below such cost.

If the Forward Seller elects, pursuant to the preceding paragraph not to borrow and deliver for sale to the Underwriters at the Closing Date or any Option Closing Date, as the case may be, the total number of Borrowed Shares to be sold by it hereunder, such Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the Business Day prior to the Closing Date or such Option Closing Date. Notwithstanding anything to the contrary herein, in no event will the Company be required to issue or deliver any Company Shares prior to the Business Day following notice to the Company of the relevant number of Shares so deliverable in accordance with this paragraph.

3.       Offering by Underwriters. It is understood that the Underwriters propose to offer the Shares for sale to the public as soon after this Agreement has become effective as in their judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

The Underwriters represent and agree that, unless they have or shall have obtained, as the case may be, the prior written consent of the Company, the Underwriters have not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405, a “Free Writing Prospectus”) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of any Free Writing Prospectuses listed in Schedule II hereto and any electronic road show.

4.       Delivery of the Shares and Payment Therefor.

a)Firm Shares. The Firm Shares to be purchased by the Underwriters hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight (48) hours’ prior notice to the Forward Seller or the Company, as the case may be, shall be delivered by or on behalf of the Forward Seller or the Company, as the case may be, to the Representatives, including, at the option of the Representatives, through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Forward Seller

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(with respect to the Borrowed Firm Shares) or by the Company (with respect to the Company Top-Up Shares), in either case, upon at least forty-eight (48) hours’ prior notice. The time, date and place of such delivery and payment shall be 10:00 a.m., New York City time, on the second (third, if the determination of the purchase price of the Firm Shares occurs after 4:00 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representatives, the Forward Seller or the Company, as applicable) at the office of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, One New York Plaza, New York, NY 10004. The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Date.”

b)Additional Shares. Any Additional Shares to be purchased by the Underwriters hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight (48) hours’ prior notice to the Forward Seller shall be delivered by or on behalf of the Forward Seller or the Company, as the case may be, to the Representatives, including, at the option of the Representatives, through the facilities of DTC for the account of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Company (with respect to the Company Additional Shares) or the Forward Seller (with respect to the Borrowed Additional Shares), as the case may be, upon at least forty-eight (48) hours’ prior notice. The time, date and place of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representatives in the notice given by the Representatives to the Company or the Forward Seller, as the case may be, of the Underwriters’ election to purchase such Additional Shares or on such other time and date as the Company and the Representatives may agree upon in writing at the office of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, One New York Plaza, New York, NY 10004.

5.       Agreements of the Company. The Company agrees with the Underwriters, the Forward Seller and the Forward Counterparty as follows:

a)If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will use its best efforts to cause such post-effective amendment to become effective as soon as possible and will advise the Representatives, the Forward Seller and the Forward Counterparty promptly and, if requested by the Representatives, the Forward Seller or the Forward Counterparty, will confirm such advice in writing, immediately after such post-effective amendment has become effective.

b)If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would (x) include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading or (y) conflict with the information contained in the Registration Statement, the Company will (i) notify promptly the Representatives, the Forward Seller and the Forward Counterparty so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement, omission or conflicting information; and (iii) supply any amendment or supplement to the Representatives, the Forward Seller or the Forward Counterparty in such quantities as may be reasonably requested.

c)The Company will advise the Representatives, the Forward Seller and the Forward Counterparty promptly and, if requested by the Representatives, the Forward Seller or the Forward Counterparty, will confirm such advice in writing: (i) of any review, issuance of comments or request by the Commission or its staff on or for an amendment of or a supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information regarding the Company, its affiliates or its filings with the Commission, whether or not such filings are incorporated by reference into the Registration Statement, any Preliminary Prospectus or the Prospectus; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose or any examination pursuant to Section 8(e) of the Act relating to the Registration Statement or Section 8A of the Act in connection with the offering of the Shares; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the

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Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and (iv) within the period of time referred to in the first sentence in subsection (f) below, of any change in the Company’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which results in any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) being untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

d)On request, the Company will furnish to the Representatives, the Forward Seller and the Forward Counterparty, and to counsel to the Underwriters, the Forward Seller and the Forward Counterparty, without charge: (i) one (1) signed copy of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement; (ii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as the Representatives, the Forward Seller or the Forward Counterparty may request; (iii) such number of copies of the Incorporated Documents, without exhibits, as the Representatives, the Forward Seller or the Forward Counterparty may request; and (iv) one (1) copy of the exhibits to the Incorporated Documents.

e)The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in the first sentence in subsection (f) below, file any document which upon filing becomes an Incorporated Document, of which the Representatives, the Forward Seller or the Forward Counterparty shall not previously have been advised or to which, after the Representatives, the Forward Seller and the Forward Counterparty shall have received a copy of the document proposed to be filed, the Representatives, the Forward Seller or the Forward Counterparty shall reasonably object; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will give the Representatives, the Forward Seller and the Forward Counterparty notice of its intention to make any other filing pursuant to the Exchange Act from the Applicable Time to the Closing Date and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing.

f)After the execution and delivery of this Agreement and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered (or in lieu thereof, the notice referred to in Rule 173(a)) in connection with sales by the Underwriters or any dealer (including circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the Company will expeditiously deliver to the Underwriters and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto), any Preliminary Prospectus and any Issuer Free Writing Prospectus as each Underwriter may request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or blue sky laws of the jurisdictions in which the Shares are offered by the Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered (or in lieu thereof, the notice referred to in Rule 173(a)) in connection with sales by the Underwriters or any dealers. If during such period of time: (i) any event shall occur as a result of which, in the judgment of the Company, or in the opinion of counsel for the Underwriters, the Prospectus as supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading; or (ii) if it is necessary to supplement the Prospectus or amend the Registration Statement (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act, the Exchange Act or any other law, the Company will promptly notify the Representatives, the Forward Seller and the Forward Counterparty of such event and forthwith prepare and, subject to the provisions of paragraph (e) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will

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expeditiously furnish to the Underwriters, the Forward Seller, the Forward Counterparty and dealers a reasonable number of copies thereof. In the event that the Company and the Representatives agree that the Prospectus should be amended or supplemented, the Company, if requested by the Representatives, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

g)The Company will: (i) cooperate with the Underwriters, the Forward Seller and the Forward Counterparty and their counsel in connection with the registration or qualification of the Shares for offering and sale by the Underwriters and by dealers under the securities or blue sky laws of such jurisdictions as the Underwriters may designate; (ii) maintain such qualifications in effect so long as required for the distribution of the Shares; and (iii) file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

h)The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses listed in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

i)The Company will make generally available to its security holders and to the Underwriters a consolidated earnings statement, which need not be audited, covering a 12-month period commencing after the date hereof and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158.

j)During the period commencing on the date hereof and ending on the date occurring three (3) years hereafter, the Company will furnish to the Underwriters, the Forward Seller and the Forward Counterparty: (i) as soon as available, if requested, a copy of each report of the Company mailed to stockholders or filed with the Commission that is not publicly available on EDGAR or the Company’s website; and (ii) from time to time such other information concerning the Company as the Representatives, the Forward Seller or the Forward Counterparty may reasonably request.

k)If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof, or if this Agreement shall be terminated by the Representatives because of any inability, failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company shall reimburse the Underwriters, the Forward Seller and the Forward Counterparty for reasonable out-of-pocket expenses (including the reasonable fees and expenses of counsel for the Underwriters, the Forward Seller or the Forward Counterparty) incurred by the Underwriters, the Forward Seller or the Forward Counterparty, as applicable, in connection herewith.

l)The Company will apply the net proceeds from the sale of the Shares in the manner specified in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

m)If Rule 430A, 430B or 430C is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) and will advise the Representatives of the time and manner of such filing.

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n)Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate of the Company take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

o)The Company will use its best efforts to continue to qualify as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), so long as its Board of Directors deems it in the best interest of the Company’s stockholders to remain so qualified.

p)The Company will use all reasonable best efforts to do or perform all things required to be done or performed by the Company prior to the Closing Date to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

q)The Company covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters (which consent may be withheld by the Representatives in their sole discretion), it will not, during the period ending 60 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or any contract to purchase, purchase any option or any contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (including OP Units) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including OP Units) (other than by the Company on or prior to the expiration of the Registration Statement in order to maintain an effective shelf registration statement on file with the SEC).

The restrictions contained in the preceding paragraph shall not apply to: (a) the Shares to be sold hereunder and any OP Units to be issued by the Operating Partnership to the Company in connection with the sale of the Shares hereunder and the contribution of the proceeds therefrom by the Company to the Operating Partnership; (b) the issuance of Common Stock or securities exchangeable or exercisable for or convertible into Common Stock (including OP Units) as consideration for the acquisition of real estate assets, provided, that the aggregate number of such securities so issued does not exceed 10% of the number of shares of Common Stock outstanding as of the date hereof after giving effect to the issuance and sale of the Shares pursuant to this Agreement and the recipients of such securities agree in writing not to sell, offer, dispose of or otherwise transfer any such shares of Common Stock, OP Units (except that any entity receiving OP Units may transfer such OP Units to holders of the entity’s equity interests, provided that such transfer does not require a filing, whether voluntary or otherwise, pursuant to Section 16(a) of the Exchange Act and the Common Stock underlying such OP Units remain subject to the restrictions set forth in this Section 5(q)) or shares of Common Stock issuable upon redemption, conversion or exchange of any such OP Units during the remainder of the 60-day restricted period without the prior written consent of the Company, in its capacity as the Operating Partnership’s general partner, which consent shall not be given without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives); (c) the issuance of Common Stock by the Company upon an exchange request from a holder of OP Units, provided, that such holder immediately prior to the requested exchange is not affiliated with the Company or is not otherwise subject to a lock-up agreement in connection with the offering of the Shares contemplated herein; and (d) the issuance of awards under the Company’s 2016 Amended and Restated Long Term Incentive Plan (amended and restated as of the date hereof) to eligible plan participants (including directors and officers), and the vesting or issuance of shares of Common Stock under any award issued or issuable under such plan.

r)The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and will use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

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s)The Company will file any Issuer Free Writing Prospectus to the extent required by Rule 433 within the time period required by such rule. The Company will retain, pursuant to reasonable procedures developed in good faith, copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433(g).

t)The Company will use reasonable best efforts to complete all required filings with the NYSE and other necessary actions in order to cause the Shares to be listed and admitted and authorized for trading on the NYSE, subject solely to notice of issuance.

u)The Company will use reasonable best efforts to not be or become, at any time prior to the expiration of three years after the date of this Agreement, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”); provided, however, that this provision shall not be applicable and shall have no legal force or effect in the event that the Company is deemed to have become an “investment company” solely as a result of any amendment to, or modification, rescission or revision of the 1940 Act, or the Commission amending, revising, rescinding or otherwise modifying the rules and regulations promulgated under the 1940 Act or the Commission’s interpretations and guidance relating thereto after the Closing Date.

6.       Representations and Warranties of the Company and Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent, warrant and covenant to each Underwriter, the Forward Seller and the Forward Counterparty as follows:

a)No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act and no proceeding for that purpose has been instituted or is pending or, to each of the Company’s and the Operating Partnership’s knowledge, is threatened by the Commission. The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or is pending or, to the Company’s and the Operating Partnership’s knowledge, is threatened by the Commission. The Registration Statement conforms in all material respects, and the Prospectus and any amendments or supplements to the Registration Statement and the Prospectus will conform in all material respects to, the requirements of the Securities Act. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission conformed or will conform in all material respects to the requirements of the Exchange Act or the Act, as applicable. The Registration Statement and any amendments thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact, and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership make no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with the Underwriters Content (as hereinafter defined).

b)No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any Preliminary Prospectus that has not been superseded or modified.

c)The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with this Agreement. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act.

d)(i) At the time of filing the Registration Statement and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act, without taking into account any determination

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by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.

e)The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby (including the issuance, sale and delivery of the Shares) and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not (i) have a material adverse effect on the properties described in the Disclosure Package and the Prospectus as owned or leased by the Company, taken as a whole (each a “Property” and collectively, the “Properties”), or on the business, earnings, management, rights, operations, condition (financial or otherwise) or prospects of the Company and its direct and indirect subsidiaries (each, including the Operating Partnership, a “Subsidiary” and collectively, the “Subsidiaries”) as one enterprise, whether or not arising in the ordinary course of business, or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such event or any such prevention described in the foregoing clause (i) or (ii), a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed on Schedule III hereto. The Company’s only “significant subsidiaries” within the meaning of Rule 1-02(w) of Regulation S-X are those entities listed as such on Schedule III hereto.

f)Each Subsidiary has been duly formed or incorporated, is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its formation or incorporation, has the corporate or similar power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing in any jurisdiction would not have a Material Adverse Effect, and, in the case of the Operating Partnership, prevent it from performing its obligations under this Agreement; all of the issued shares of capital stock or other ownership interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, and those shares of capital stock or other ownership interests of each Subsidiary that are owned by the Company directly or through Subsidiaries, are owned free and clear of all pledges, liens, encumbrances, equities, claims, security interests, defects or other restrictions (“Liens”) of any kind other than Liens that are disclosed in the Registration Statement, the Disclosure Package and the Prospectus. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding options, warrants, or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any Subsidiary.

g)Each of the Company and the Operating Partnership has the corporate or limited partnership (as applicable) power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder, and all corporate or limited partnership (as applicable) action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken. This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

h)The Forward Sale Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and except to the extent that any indemnification provisions thereof may be limited by public policy considerations in respect thereof.

i)The Shares to be purchased by the Underwriters pursuant to this Agreement have been duly authorized for issuance, sale and delivery and, when issued and delivered by the Company pursuant to this

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Agreement or the Forward Sale Agreement against payment of the consideration set forth herein and therein, will be validly issued, fully paid and nonassessable,  free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance of such Shares will not be subject to any preemptive, co-sale right, registration right, right of first refusal or similar rights with respect to the sale of the Shares by the Company or the Forward Seller. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Disclosure Package and the Prospectus.

j)A number of shares of Common Stock equal to the Capped Number (as defined in the Forward Sale Agreement) have been duly authorized and reserved for issuance upon settlement of the Forward Sale Agreement and, when issued and delivered by the Company to the Forward Counterparty pursuant thereto, against payment of any consideration required to be paid by the Forward Counterparty pursuant to the terms of the Forward Sale Agreement, the shares of Common Stock so issued and delivered will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance of such shares of Common Stock will not be subject to any preemptive or other similar rights arising by operation of law, under the articles of incorporation, by-laws or other organizational documents of the Company or any one of its subsidiaries or under any agreement to which the Company or any one of its subsidiaries is a party or otherwise.

k)All of the issued and outstanding units of the Operating Partnership (“OP Units”) have been duly authorized for issuance by the Operating Partnership and its general partner and validly issued. The terms of the OP Units conform in all material respects to the descriptions related thereto in the Disclosure Package and the Prospectus. Except as disclosed in the Disclosure Package and the Prospectus: (i) no OP Units are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any OP Units and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or any other securities of the Operating Partnership. Any prior offers and sales of the OP  Units described in the Disclosure Package and the Prospectus, have been offered and sold in transactions exempt from the registration requirements of the Act and applicable state securities, real estate syndication and blue sky laws.

l)Except as disclosed in the Disclosure Package and the Prospectus, (i) no shares of capital stock of the Company are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of capital stock or any other securities of the Company.

m)The shares of capital stock outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and nonassessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive, rights of first refusal or other similar rights of any securityholder of the Company. The OP Units outstanding prior to those that are issuable in connection with the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and nonassessable. None of the OP Units was issued in violation of the preemptive or other similar rights of any holder of the Operating Partnership.

n)Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company or any other Subsidiary any loans or advances to such Subsidiary or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary, except for such transfers as may be prohibited under a mortgage encumbering such Subsidiary’s properties.

o)The Shares have been, or prior to the Closing Date will be, approved for listing on the New York Stock Exchange (the “NYSE”).

p)Neither the Company nor any of the Subsidiaries is (i) in violation of its charter or bylaws or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any

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of them is a party or by which any of them is bound or to which any of their properties or assets is subject, or (iii) in violation of any federal, state, local or foreign law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such breach, default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

q)The execution and delivery by each of the Company and the Operating Partnership of, and the performance by each of the Company and the Operating Partnership of its respective obligations under this Agreement  will not conflict with or violate (i) the organizational documents of the Company and the Operating Partnership or any of the Subsidiaries (other than the Operating Partnership) or (ii) any provision of applicable law (except to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof) or any agreement or other instrument binding upon the Company and the Operating Partnership or any of the Subsidiaries (other than the Operating Partnership), or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company and the Operating Partnership or any of the Subsidiaries (other than the Operating Partnership), except in the case of clause (ii) only, for such violations that would not, individually or in the aggregate, result in a Material Adverse Effect. No consent, approval, authorization or order of, or qualification with, any federal, state, local or foreign governmental body or agency is required for the performance by the Company and the Operating Partnership of their respective obligations under this Agreement or the Forward Sale Agreement or the consummation by the Company and the Operating Partnership of the transactions contemplated hereby, except (A) such as have already been obtained, or will be obtained prior to the Closing Date, under the Act, (B) such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Shares, (C) such approvals as have been obtained in connection with the approval of the Shares for listing on the NYSE, (D) such approvals as have been obtained under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), if required, and (E) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Shares are offered.

r)Since the date of the most recent consolidated financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, (i) there has not been any material adverse change or any development involving a prospective material adverse change in the condition (financial or otherwise), or the earnings, business, or operations of the Company and the Subsidiaries taken as a whole, except as otherwise disclosed in the Registration Statement, the Disclosure Package, and the Prospectus, (ii) there has not been any transaction entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the Disclosure Package and the Prospectus, as each may be amended or supplemented, which is material to the Company and the Subsidiaries taken as a whole and (iii) neither the Company nor any of the Subsidiaries has sustained any loss or interference with its business that is material to the Company and the Subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or from any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

s)The statements in the Registration Statement, the Disclosure Package and the Prospectus under the headings “Summary—Independence Realty Trust, Inc.,” “Underwriting,” “Description of Securities,” “Description of Capital Stock,” “Description of Warrants,” “Description of Stockholder Rights,” “Description of Units,” “Description of Debt Securities,” “Material Provisions of Maryland Law and Our Charter and Bylaws,” and “Description of Our Operating Partnership and Our Operating Partnership Agreement,” the statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 under the headings “Business—Regulation,” “Risk Factors” and “Legal Proceedings” and in Exhibit 99.1 attached thereto (“Material U.S. Federal Income Tax Considerations”), insofar as such statements summarize agreements, documents or legal or governmental proceedings discussed therein, are accurate, complete and fair summaries of such agreements, documents or legal or governmental proceedings.

t)There are no actions, suits, inquiries, investigations, legal or governmental proceedings pending or threatened to which the Company or the Subsidiaries is a party or to which any of the Properties, directors or officers is subject (i) other than proceedings accurately described in all material respects in the Registration Statement, the Disclosure Package and the Prospectus and proceedings that would not have,

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individually or in the aggregate, a Material Adverse Effect or which would materially and adversely impact the ability of the Company and the Operating Partnership to consummate the transactions contemplated by the Registration Statement, the Disclosure Package and the Prospectus, or (ii) that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus and are not so described.

u)Neither the Company nor any of the Subsidiaries is or, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus, under the caption “Use of Proceeds,” will be, required to register as an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus: (i) the Company and each of the Subsidiaries are in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) the Company and each of the Subsidiaries have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) the Company and each of the Subsidiaries are in compliance in all material respects with all terms and conditions of any such permit, license or approval; (iv) there are no administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries that if determined adversely to the Company or any of the Subsidiaries would have a Material Adverse Effect; and (v) to the knowledge of the Company, there are no events or circumstances that would form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials (as hereinafter defined) or any Environmental Laws. As used herein, “Hazardous Material” shall mean any hazardous material, hazardous waste, hazardous substance, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, petroleum, petroleum waste, radioactive material, biohazardous material, explosive or any other material, the presence of which in the environment is prohibited, regulated, or serves as the basis of liability, as defined, listed, or regulated by any applicable federal, state, or local environmental law, ordinance, rule, or regulation.

Neither the Company nor any of the Subsidiaries is aware of any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would reasonably be expected to have a material and adverse effect on the capital expenditures or earnings of the Company and the Subsidiaries, taken as a whole.

v)Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

w)The Company has not sold or issued, or offered or agreed to sell or issue, any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Act.

x)Neither the Company nor any of the Subsidiaries, nor to the Company’s knowledge, any of their respective directors, officers, employees, affiliates or other persons acting on behalf of the Company or any of the Subsidiaries: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, or other person charged with similar public or quasi-public duties, any federal, state or foreign office from corporate funds; (iii) has made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions

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(“OECD Convention”), the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which the Company, any of its Subsidiaries, any director, officer, employee, affiliate or other person acting on behalf of the Company or any of the Subsidiaries is subject. The Company, the Subsidiaries and their affiliates have each conducted their businesses in compliance with the FCPA and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

y)The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries, or, to the knowledge of the Company or any Subsidiary, any employee or affiliate of the Company or any Subsidiary, with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

z)Neither the Company or any of the Subsidiaries nor, to the Company’s knowledge, any director, officer, employee, affiliate or representative of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any similar sanctions imposed by any other body, governmental or other, to which the Company or any of its Subsidiaries is subject (collectively, “other economic sanctions”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or other economic sanctions.

aa)Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Disclosure Package and the Prospectus, (i) neither the Company nor any of the Subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction; (ii) neither the Company nor any Subsidiaries has purchased any of its outstanding capital stock or other ownership interests or declared, paid or otherwise made any dividend or other distribution of any kind on its outstanding capital stock or other ownership interests other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock or other ownership interests, short-term debt or long-term debt of the Company and the Subsidiaries, except, in the case of clauses (i), (ii) and (iii), as described in each of the Registration Statement, the Disclosure Package and the Prospectus, respectively.

bb)(i) The Company and the Subsidiaries have good and marketable title (fee simple or, in the case of ground leases and as disclosed in the Disclosure Package, a valid leasehold interest) to each Property, in each case, free and clear of all Liens, restrictions and defects, except such as are disclosed in the Registration Statement, the Disclosure Package and the Prospectus or do not, individually or in the aggregate, materially adversely affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Company or its Subsidiaries; (ii) except as otherwise set forth in or described in the Registration Statement, the Disclosure Package and the Prospectus, the mortgages and deeds of trust encumbering the Properties are not convertible into debt or equity securities of the Company and the Subsidiaries and such mortgages and deeds of trust are not cross-defaulted with any loan not made to, or cross-collateralized to any property not owned directly or indirectly by, the Company or any of the Subsidiaries; (iii) except as otherwise set forth in or described in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof which if consummated would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary knows of any such condemnation or zoning change which is threatened and, in each case, which if consummated would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (iv) each of the Properties complies with all applicable codes, laws and regulations (including without limitation, building and

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zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Registration Statement, the Disclosure Package and the Prospectus and except for such failures to comply that would not reasonably be expected to materially affect the value of the Properties or interfere in any material respect with the use made and proposed to be made of the Properties by the Company and its Subsidiaries; (v) the Company and the Subsidiaries have obtained title insurance on the fee interests in each of the Properties, in an amount that is commercially reasonable for each Property, but at least equal to the original purchase price of each such Property, and all such policies of insurance are in full force and effect; (vi) except as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any Subsidiary or, to the knowledge of the Company, any tenant of any of the Properties, is in default under (x) any space lease (as lessor or lessee, as the case may be) relating to any of the Properties, (y) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties or (z) any ground lease, sublease or operating sublease relating to any of the Properties, and neither the Company nor any of the Subsidiaries is aware of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements, except with respect to (x), (y) and (z) immediately above any such default that would not have, individually or in the aggregate, a Material Adverse Effect; (vii) except as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus, no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease; and (viii) neither the Company nor any Subsidiary owns any real property other than the Properties described in the Registration Statement, the Disclosure Package and the Prospectus.

cc)To the knowledge of each of the Company and the Operating Partnership, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property.

dd)The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

ee)No labor dispute with the employees of the Company or the Subsidiaries exists, except as described in the Registration Statement, the Disclosure Package and the Prospectus, or, to the knowledge of each of the Company and the Partnership, is imminent, which, in any such case, would, individually or in the aggregate, result in a Material Adverse Effect.

ff)The Company and each of the Subsidiaries carry, or are covered by, insurance from reputable insurers of recognized financial responsibility against such losses and risks and in such amounts as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries, and all such policies of insurance are in full force and effect; the Company and each of the Subsidiaries are in compliance with the terms of such policies in all material respects; neither the Company nor any of the Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of the Subsidiaries has any reason to believe that they will not be able to (i) renew existing insurance coverage as and when such coverage expires, or (ii) obtain comparable coverage from similar insurers as may be necessary to continue the business as now conducted by them and at a cost that would not have a Material Adverse Effect.

gg)Except as would not have a Material Adverse Effect, (i) the Company and each of the Subsidiaries possess all permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their respective properties and conduct their respective businesses, (ii) the Company and the Subsidiaries have fulfilled and performed all of their obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any other impairment of the rights of the holder or any such Permits; and (iii) neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permits.

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hh)The statistical, demographic and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company and the Operating Partnership believe to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to use such data from such sources.

ii)Neither the Company nor, to the Company’s knowledge, any of its affiliates has taken or will take, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

jj)Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any Subsidiary (i) has any material lending or other relationship with any bank or lending affiliate of any Underwriter, the Forward Seller or the Forward Counterparty or (ii) intends to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of any Underwriter, the Forward Seller or the Forward Counterparty.

kk)The consolidated financial statements of the Company together with the related schedules and notes thereto, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly the financial position of the entities purported to be shown thereby (including the Company and its consolidated Subsidiaries) as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the selected financial data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus have been derived from the accounting records of the Company and the Subsidiaries and present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus under the Act. All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable.

ll)The Company and each of the Subsidiaries maintain (a) effective internal controls over financial reporting (as defined under Rule 13a-15 and Rule 15d-15 under the Exchange Act) and (b) a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with their management’s respective general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the board of directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

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mm)The interactive data in inline eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

nn)The Company and each of the Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) and Rule 15d-15 under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure, and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

oo)There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

pp)KPMG LLP, whose reports on the consolidated financial statements and supporting schedules of the Company and its subsidiaries incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Act, the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) (the “PCAOB”).

qq)Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company and the Operating Partnership have not sold, issued or distributed any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock (including, without limitation, OP Units) during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act.

rr)Except for the underwriting discounts and commissions payable by the Company to the Underwriters in connection with the offering of the Shares contemplated herein or as otherwise disclosed in the Registration Statement, the Disclosure Package or the Prospectus, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offer and sale of the Shares contemplated hereby.

ss)No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Registration Statement, the Disclosure Package or the Prospectus which is not so described.

tt)Each Subsidiary that is a partnership or a limited liability company under state law, other than IRT UPREIT Lender Limited Partner, LLC and Kentucky TRS, LLC, has been at all relevant times properly classified as a partnership or a disregarded entity, and not as a corporation or an association taxable as a corporation, for federal income tax purposes.

uu)The Company and each of the Subsidiaries have filed in a timely manner, and accurately and completely, all federal, state, local and foreign tax returns, reports, information returns and statements required to be filed or have properly requested and been granted extensions thereof. The Company and each of the Subsidiaries have paid all material taxes required to be paid by them, including any material tax assessment, fine or penalty levied against the Company or any of the Subsidiaries, except for any taxes that are being contested in good faith and by appropriate proceeding. There is no material tax deficiency that has been asserted against any such entity, nor does any such entity know of any material tax deficiency which is likely to be asserted against any such entity. All material tax liabilities are adequately provided for in the Company’s financial statements.

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vv)The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), for its taxable years ended December 31, 2011 through December 31, 2019, and the Company’s organization and method of operation (as described in the Registration Statement, the Prospectus and the Disclosure Package) will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2020 and thereafter. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and method of operation set forth in the Registration Statement, the Disclosure Package and the Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects.

ww)There are no contracts or other documents that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

xx)Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company or any of its affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

yy)Except as previously disclosed to the Representatives in writing by the Company, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or, to the Company’s knowledge, the beneficial owners of 5% or more of the Company’s securities.

zz)No holder of any security of the Company or the Operating Partnership has any right to require registration of the Shares or any other security of the Company or the Operating Partnership because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement or the Forward Sale Agreement, which right has not been waived in connection with the transactions contemplated by this Agreement or the Forward Sale Agreement. The holders of outstanding shares of capital stock of the Company and the Operating Partnership are not entitled to preemptive or other rights to subscribe for the Shares.

aaa)There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement, the Forward Sale Agreement or the issuance by the Company or sale by the Company of the Shares.

bbb)(i)(x) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, to the Company’s knowledge, there has been no security breach or other compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) that would, individually or in the aggregate, have a Material Adverse Effect and (y) the Company has not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data that would, individually or in the aggregate, have a Material Adverse Effect; (ii) the Company is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company has implemented backup and disaster recovery technology consistent with industry standards and practices.

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Any certificate signed by any officer of either the Company or the Operating Partnership, as applicable, and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by each of the Company and the Operating Partnership as to matters covered thereby, as applicable, to each Underwriter.

7.       Indemnification and Contribution.

a)Each of the Company and the Operating Partnership, jointly and severally, agrees:

(i) to indemnify and hold harmless the Underwriters, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls the Underwriters, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, the Forward Seller, the Forward Counterparty, their respective directors, officers, employees, affiliates and agents and any person who controls the Forward Seller or the Forward Counterparty within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the aforementioned may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (B) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company and the Operating Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with the Underwriters Content; and

(ii) to reimburse each of the Underwriters, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls the Underwriters, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, the Forward Seller, the Forward Counterparty, their respective directors, officers, employees, affiliates and agents and any person who controls the Forward Seller or the Forward Counterparty within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, upon demand for any legal or other out-of-pocket expenses reasonably incurred by the aforementioned in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such person is a party to any action or proceeding. In the event that it is finally judicially determined that such person was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, such person will promptly return all sums that had been advanced pursuant hereto.

b)Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, the Forward Seller, the Forward Counterparty, their respective directors, officers, employees, affiliates and agents and any person who controls the Forward Seller or the Forward Counterparty within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the aforementioned may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by such person in connection with

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investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with the Underwriters Content. The indemnity agreement pursuant to this Section 7(b) will be in addition to any liability which such Underwriter may otherwise have.

c)In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 7(a) or 7(b) hereof shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or 7(b) hereof. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. Such firm shall be designated in writing by the Representatives in the case of parties indemnified pursuant to Section 7(a) hereof and by the Company in the case of parties indemnified pursuant to Section 7(b) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement or not have advised the indemnified party in good faith that the Company is contesting the amount of such reimbursement amount.

d)To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, the Forward Counterparty and the Forward Seller on the other, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate

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to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, the Forward Counterparty or the Forward Seller, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, which such proceeds shall include the proceeds to be received by the Company pursuant to the Forward Sale Agreement assuming full Physical Settlement on the Effective Date (each as defined in the Forward Sale Agreement), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Benefits received by the Forward Counterparty and the Forward Seller shall be deemed to be equal to the Spread (as defined in the Forward Sale Agreement) deducted from the Initial Forward Price (as defined in the Forward Sale Agreement). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership, on the one hand, and the Underwriters, the Forward Counterparty or the Forward Seller, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Borrowed Firm Shares set forth opposite their respective names in Schedule I hereto and not joint.

e)In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), agrees that process issuing from such Specified Courts may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

f)Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and the Operating Partnership set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriters, its directors or officers or any person controlling any Underwriters, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

8.       Conditions of the Obligations Underwriters and the Forward Seller. The obligations of the Forward Seller hereunder to sell and deliver the Borrowed Firm Shares and the Borrowed Additional Shares and of

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the Underwriters hereunder to purchase and pay for the Shares, in each case on the Closing Date or on each Option Closing Date, as applicable, are subject to the following further conditions:

a)Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or any Option Closing Date, as applicable:

(i) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act, and no proceedings for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission, and any request on the part of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to the reasonable satisfaction of counsel to the Underwriters;

(ii) Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement, the Disclosure Package and Prospectus (or any amendment or supplement thereto), there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, Properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business; and

(iii)The Prospectus and each Issuer Free Writing Prospectus that the Company is required to file pursuant to Rules 424, 430A, 430B, 430C or 433 of the Act, as applicable, shall have been filed within the time period prescribed by, and in compliance with, the Act.

b)The Representatives, the Forward Seller and the Forward Counterparty shall have received (i) a certificate, dated as of the Closing Date or any Option Closing Date, as the case may be, of the Chief Executive Officer and the Chief Financial Officer of the Company and (ii) a certificate, dated as of the Closing Date or any Option Closing Date, as the case may be, of the general partner of the Operating Partnership, in each case, to the effect set forth in Section 8(a) above and to the effect that the representations and warranties of the Company and the Operating Partnership contained in this Agreement are true and correct as of the Closing Date or any Option Closing Date, as the case may be, and that the Company and the Operating Partnership have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date or any Option Closing Date, as the case may be. Any officer signing and delivering a certificate required pursuant to this Section 8(b) may rely upon the best of his or her knowledge as to proceedings threatened.

c)The Representatives, the Forward Seller and the Forward Counterparty shall have received on the Closing Date or on each Option Closing Date, as applicable, an opinion and tax opinion of Pepper Hamilton LLP, counsel for the Company, dated as of such date and addressed to the Representatives, the Forward Seller and the Forward Counterparty, to the effect set forth on Exhibit C and Exhibit D, respectively.

d)The Representatives, the Forward Seller and the Forward Counterparty shall have received on the Closing Date or on each Option Closing Date, as applicable, an opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, dated as of such date and addressed to the Representatives, the Forward Seller and the Forward Counterparty, to the effect set forth on Exhibit E.

e)The Representatives, the Forward Seller and the Forward Counterparty shall have received on the Closing Date or on each Option Closing Date, as applicable, an opinion of Ballard Spahr LLP, Maryland counsel for the Underwriters, dated as of such date and addressed to the Representatives, the Forward Seller and the Forward Counterparty, to the effect set forth on Exhibit F.

f)The Representatives shall have received letters addressed to the Underwriters and dated as of the date hereof, the Closing Date or on each Option Closing Date, as applicable, from KPMG LLP, an independent registered public accounting firm, substantially in the form heretofore approved by the Representatives; provided that the letter delivered on the Closing Date or any applicable Option Closing Date shall use a “cut-off”

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date no more than three (3) Business Days prior to the Closing Date or each Option Closing Date, as the case may be.

g)The Common Stock shall have been approved for listing on the NYSE, subject only to official notice of issuance.

h)On or about the date of this Agreement, but in no event later than the Closing Date, the Representatives shall have received “lock-up” agreements relating to sales and certain other dispositions of shares of Common Stock or certain other securities, each substantially in the form of Exhibit B attached hereto, from the persons set forth on Schedule IV attached hereto, and all of such “lock-up” agreements shall be in full force and effect at the Closing Date and on each Option Closing Date, as applicable.

i)The Company shall have furnished or caused to be furnished to the Representatives, the Forward Seller and the Forward Counterparty such further certificates and documents as the Representatives, the Forward Seller and the Forward Counterparty shall have reasonably requested.

Any certificate or document signed by any officer of the Company or the general partner of the Operating Partnership and delivered to the Representatives, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to the Underwriters as to the statements made therein.

If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters, the Forward Seller and their counsel, this Agreement and all obligations of the Underwriters and the Forward Seller hereunder may be canceled by the Representatives or the Forward Seller, as applicable, at, or at any time prior to, the Closing Date or on each Option Closing Date, as applicable, with respect to any Additional Shares remaining to be purchased. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

With respect to the Closing Date and each applicable Option Closing Date, the documents required to be delivered by this Section 8 shall be delivered at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, Attention: Stuart A. Barr, counsel for the Underwriters, at One New York Plaza, New York, NY 10004 on or prior to such date.

9.       Expenses. The Company and the Operating Partnership agree to pay all costs, expenses, fees (including legal and accounting fees of the Company and the Operating Partnership), stamp duties, and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Shares, and the preparation and printing of any certificates for the Shares; (b) the preparation, printing and filing under the Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement, including the electronic distribution of the foregoing by the Underwriters to the investors; (d) any required review by FINRA of the terms of sale of the Shares (including filing fees and reasonable expenses of counsel to the Underwriters, which shall not exceed $10,000); (e) the listing of the Shares on the NYSE and/or any other exchange and listing of the Shares, if any, issuable upon settlement of the Forward Sale Agreement; (f) the qualification of the Shares under the securities laws of the several jurisdictions and the preparation, printing and distribution of a blue sky memorandum (including filing fees and reasonable expenses of counsel to the Underwriters); (g) the preparation, printing and electronic distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in any non-U.S. country in which the offering of Shares is made (including related fees and expenses of counsel to the Underwriters in such country); (h) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with any electronic roadshow and travel and lodging expenses of the Company, and provided, for the

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avoidance of doubt, that the Underwriters will pay their own travel and lodging expenses; (j) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation included herein; (k) the cost and charges of any transfer agent or registrar; and (l) all other costs and expenses incident to the performance of the obligations of the Company and the Operating Partnership under this Agreement. The Company shall not, however, be required to pay for any of the Underwriters’ expenses (other than those related to qualification under FINRA regulation and state securities or blue sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 8 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 10 hereof, or by reason of any failure, refusal or inability on the part of the Company and the Operating Partnership to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their several obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

10.       Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Representatives, without liability on the part of the Underwriters, the Forward Seller or the Forward Counterparty to the Company, by notice to the Company, the Forward Seller and the Forward Counterparty, if, prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares): (i) since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the Representatives’ judgment, materially impair the investment quality of the Shares; (iii) suspension of trading in securities generally on the NYSE or the NASDAQ Global Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the Representatives’ opinion materially and adversely affects the business or operations of the Company and the Subsidiaries, taken as a whole; (v) the declaration of a banking moratorium by the United States or New York State authorities; (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (within the meaning of Section 3(a)(62) of the Exchange Act) or any public announcement by such organization that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading); (vii) the suspension of trading of the Common Stock by the NYSE, the Commission or any other governmental authority; or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the securities markets in the United States; or (b) as provided in Sections 8 and 11 of this Agreement.

11.       Default by One or More of the Underwriters. If, on the Closing Date or any Option Closing Date, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or the Operating Partnership), the Representatives shall use their reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If after such 36 hours the Representatives shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or any Option Closing Date, as the case may be, the other Underwriters shall be

20613328.8

obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or any Option Closing Date, as the case may be, the Company or the Representatives will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the nondefaulting Underwriters or of the Company, except to the extent set forth in Sections 7 and 9 hereof. Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Shares of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Closing Date or any Option Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

12.       Information Furnished by the Underwriters. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, the Disclosure Package or the Prospectus are paragraph 22 and paragraph 29 under the heading “Underwriting” in such documents (collectively, the “Underwriters Content”). The Company hereby acknowledges that no information has been provided by the Forward Counterparty or the Forward Seller for inclusion in the Registration Statement, the Disclosure Package or the Prospectus.

13.       Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Operating Partnership or any of their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company, the Operating Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares. The provisions of 7 and 9 hereof shall survive the termination or cancellation of this Agreement.

14.       Absence of Fiduciary Relationship. Each of the Company and the Operating Partnership acknowledges and agrees that in connection with the transactions contemplated by this Agreement, the offer and sale of the Shares or any other services the Underwriters, the Forward Seller, the Forward Counterparty and any affiliate or affiliates through which the Underwriters, the Forward Seller and the Forward Counterparty may be acting may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, the Forward Seller, the Forward Counterparty and any affiliate or affiliates through which the Underwriters, the Forward Seller and the Forward Counterparty may be acting: (i) no fiduciary or agency relationship between the Company and the Operating Partnership and any other person, on the one hand, and the Underwriters, the Forward Seller, the Forward Counterparty and any affiliate or affiliates through which the Underwriters, the Forward Seller and the Forward Counterparty may be acting, on the other, exists in connection with any activity that the Underwriters, the Forward Seller, the Forward Counterparty and any affiliate or affiliates through which the Underwriters, the Forward Seller and the Forward Counterparty may be acting may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof; (ii) the Underwriters, the Forward Seller, the Forward Counterparty and any affiliate or affiliates through which the Underwriters, the Forward Seller and the Forward Counterparty may be acting are not acting as advisors, expert or otherwise, to the Company or the Operating Partnership, including, without limitation, with respect to the determination of the public offering price of the Shares, and the purchase and sale of the Shares pursuant to this Agreement, including the determination of the initial public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, the Forward Seller, the Forward Counterparty and any affiliate or affiliates through which the Underwriters, the Forward Seller and the Forward Counterparty may be acting, on the other hand; (iii) any duties and obligations that the Underwriters, the Forward Seller, the Forward Counterparty and any affiliate or affiliates through which the Underwriters, the Forward Seller and the Forward Counterparty may be acting may have to the Company and the Operating Partnership shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters, the Forward Seller, the Forward Counterparty and any affiliate or affiliates through which the Underwriters, the Forward Seller and the Forward Counterparty may be acting may have interests that differ from those of the Company and the Operating Partnership. Each of the Company and the Operating Partnership

20613328.8

hereby waives any claims that the Company and the Operating Partnership may have against the Underwriters, the Forward Seller, the Forward Counterparty and any affiliate or affiliates through which the Underwriters, the Forward Seller and the Forward Counterparty may be acting with respect to any breach of fiduciary duty in connection with this offering.

15.       Notices. All communications hereunder will be in writing and effective only on receipt, and, (i) if sent to the Underwriters, will be mailed, delivered or telefaxed to KeyBanc Capital Markets Inc., 127 Public Square, 4th Floor, Cleveland, Ohio 44114 and BMO Capital Markets Corp., 3 Times Square, 25th Floor, New York, New York 10036, Attention: Eric Benedict; Facsimile: 212-702-1231; (ii) if to the Forward Seller or Forward Counterparty, will be will be mailed, delivered or telefaxed to BMO Capital Markets Corp., 3 Times Square, 25th Floor, New York, New York 10036, Attention: Eric Benedict; Facsimile: 212-702-1231; or, if sent to the Company, will be mailed, delivered or telefaxed to the office of the Company at Two Liberty Place, 50 S. 16th Street, Suite 3575, Philadelphia, PA 19102, Attention: Scott Schaeffer, Email: sschaeffer@irtliving.com.

16.       Successors. This Agreement has been made solely for the benefit of the Underwriters, the Forward Seller, the Forward Counterparty, the Company, the Operating Partnership, their directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchaser from the Underwriters of any of the Shares in his status as such purchaser.

17.       Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Operating Partnership, the Underwriters, the Forward Seller and the Forward Counterparty, or any of them, with respect to the subject matter hereof, other than the Forward Sale Agreement.

18.       Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

19.       Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.       Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

21.       Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

22.       Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their investment banking divisions and are subject to certain regulations and internal policies, and that Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by Underwriters’ investment banking divisions. The Company acknowledges that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and any other companies that may be the subject of the transactions contemplated by this Agreement.

20613328.8

23.       Issuance and Sale by the Company.

a)In the event that the Forward Seller elects not to borrow Shares, pursuant to Section 2 hereof, or the Forward Seller is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Firm Shares or Borrowed Additional Shares, as applicable, to be purchased by the Underwriters on the Closing Date or the Option Closing Date, as applicable, and deliverable by the Forward Seller hereunder, or the Forward Seller determines in good faith, in its commercially reasonable judgment, it is either impracticable to do so, then, upon notice by the Forward Seller to the Company (which notice shall be delivered no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the Closing Date or any Option Closing Date, as the case may be), the Company shall issue and sell to the Underwriters, pursuant to Section 2 hereof, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Firm Shares or Borrowed Additional Shares, as applicable, deliverable by the Forward Seller hereunder that the Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Representatives shall have the right to postpone the Closing Date or the Option Closing Date, as applicable, for one business day in order to effect any required changes in any documents or arrangements. Any shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 23(a) in lieu of any Borrowed Firm Shares are referred to herein as the “Company Top-Up Firm Shares.” Any shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 23(a) in lieu of any Borrowed Additional Shares in respect of which an Additional Forward Sale Agreement has been executed are referred to herein as the “Company Top-Up Additional Shares.”

b)Neither the Forward Counterparty nor the Forward Seller shall have any liability whatsoever for any Borrowed Firm Shares or Borrowed Additional Shares that the Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions with respect to the Forward Counterparty and the Forward Seller are not satisfied on or prior to the Closing Date or the Option Closing Date or any additional time of purchase (in respect of any Borrowed Additional Shares in respect of which an Additional Forward Sale Agreement has been executed), as applicable, and the Forward Seller elects pursuant to Section 2 hereof not to deliver and sell to the Underwriters the Borrowed Firm Shares or Borrowed Additional Shares, as applicable, deliverable by the Forward Seller hereunder, or (ii) the Forward Seller determines in good faith, in its commercially reasonable judgment, it is unable to borrow and cause the Forward Seller to deliver for sale under this Agreement on the Closing Date or the Option Closing Date, as applicable, a number of shares of Common Stock equal to the number of Borrowed Firm Shares or Borrowed Additional Shares, as applicable, deliverable by the Forward Seller hereunder or (iii) the Forward Seller determines in good faith, in its commercially reasonable judgment, it is either impracticable to do so, it being understood that the foregoing exclusion of liability shall not apply in the case of fraud and/or any intentional misconduct.

24.       Duties. Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The parties hereto undertake to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the parties hereto with respect to the Shares shall be determined solely by the express provisions of this Agreement, and the parties hereto shall not be liable except for the performance of such duties and obligations with respect to the Shares as are specifically set forth in this Agreement. The Company acknowledges that the Underwriters, the Forward Seller and the Forward Counterparty disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriters’, the Forward Seller’s and the Forward Counterparty’s performance of their respective duties and obligations expressly set forth herein.

25.       Recognition of the U.S. Special Resolution Regimes.

a)In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this

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Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

26.       Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated:

“Rule 158,” “Rule 172,” “Rule 173,” “Rule 405,” “Rule 424,” “Rule 430A,” “Rule 430B” and “Rule 433” refer to such rules under the Act.

[Signature page follows]

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If the foregoing correctly sets forth the understanding among the Company, the Underwriters, the Forward Seller and the Forward Counterparty, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Underwriters, the Forward Seller and the Forward Counterparty.

Very truly yours,

INDEPENDENCE REALTY TRUST, INC.

By:	/s/ James Sebra
Name:	James Sebra
Title:	Chief Financial Officer and Treasurer

INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP

By:	Independence Realty Trust, Inc., its general partner

By:	/s/ James Sebra
Name:	James Sebra
Title:	Chief Financial Officer and Treasurer

BMO CAPITAL MARKETS CORP., in its capacity as the Forward Seller

By:	/s/ Nick Stamou
Name:	Nick Stamou
Title:	Authorized Signatory

Bank of Montreal, in its capacity as Forward Counterparty, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Andrew Henderson
Name:	Andrew Henderson
Title:	Authorized Signatory

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Accepted and agreed to as of the date first above written:

For itself and as Representatives of the

several Underwriters named in Schedule I hereto.

Keybanc capital Markets inc.

By:	/s/ Paul Hodermarsky

Name: Paul Hodermarsky

Title: Managing Director

BMO CAPITAL MARKETS CORP.

By:	/s/ Brian Riley

Name: Brian Riley

Title: Managing Director, Global Markets

20613328.8

SCHEDULE I

Name of Underwriter	Number of Firm Shares
KeyBanc Capital Markets Inc.	2,700,000
BMO Capital Markets Corp.	2,070,000
Stifel, Nicolaus & Company, Incorporated	900,000
BofA Securities, Inc.	675,000
Robert W. Baird & Co. Incorporated	630,000
Capital One Securities, Inc.	315,000
SunTrust Robinson Humphrey, Inc.	315,000
PNC Capital Markets LLC	270,000
Regions Securities LLC	270,000
William Blair & Company, L.L.C.	270,000
Comerica Securities, Inc.	180,000
Samuel A. Ramirez & Company, Inc.	180,000
Compass Point Research & Trading	90,000
Ladenburg Thalmann & Co. Inc.	90,000
Bancroft Capital, LLC	45,000
Total	9,000,000

Name of Forward Seller	Number of Borrowed Firm Shares To Be Sold	Maximum Number of Borrowed Additional Shares To Be Sold
Bank of Montreal	9,000,000	10,350,000
Total	9,000,000	10,350,000

20613328.8

SCHEDULE II

FREE WRITING PROSPECTUSES INCLUDED IN THE DISCLOSURE PACKAGE

None

20613328.8

SCHEDULE III

Entity Name	Domestic Jurisdiction
Adley Craig Ranch Apartments Owner, LLC	Texas
Bayview Club Apartments Indiana, LLC	Delaware
Bennington Pond LLC	Ohio
Bennington Pond Managing Member, LLC	Delaware
Bridgeview Apartments, LLC	Florida
Brookside CRA-B1, LLC	Delaware
Brunswick Point North Carolina, LLC	Delaware
BSF-Arbors River Oaks, LLC	Florida
BSF Lakeshore, LLC	Florida
BSF Trails, LLC	Florida
Chelsea Square Apartments Holding Company, LLC	Ohio
Cherry Grove South Carolina, LLC	Delaware
Creekside Corners Georgia, LLC	Delaware
DD CR III, LLC	Georgia
Feldman Equities General Partner, LLC	Delaware
Feldman Equities Operating Partnership LP	Delaware
Fox Partners, LLC	Texas
Haverford Place Apartments Owner, LLC	Delaware
HPI Collier Park LLC	Delaware
HPI Hartshire LLC	Delaware
HPI Kensington Commons LLC	Delaware
HPI Riverchase LLC	Delaware
HPI Schirm Farms LLC	Delaware
Independence Realty Operating Partnership, LP	Delaware
Iron Rock Ranch Apartments Owner, LLC	Delaware
IRT Arbors Apartments Owner, LLC	Delaware
IR TS Op Co, LLC	Delaware
IRT Carrington Apartments Owner, LLC	Delaware
IRT Crestmont Apartments Georgia, LLC	Delaware
IRT Eagle Ridge Apartments Member, LLC	Delaware
IRT Eagle Ridge Apartments Owner, LLC	Delaware
IRT Global, LLC	Florida
IRT Lenoxplace Apartments Owner, LLC	Delaware
IRT Limited Partner, LLC	Delaware
IRT Live Oak Trace Louisiana, LLC	Delaware
IRT Management, LLC	Delaware
IRT OKC Portfolio Owner, LLC	Delaware
IRT OKC Portfolio Member, LLC	Delaware
IRT Renovations, LLC	Delaware
IRT Runaway Bay Apartments, LLC	Delaware
IRT Stonebridge Crossing Apartments Owner, LLC	Delaware
IRT UPREIT Lender, LP	Delaware
IRT UPREIT Lender Limited Partner, LLC	Delaware
IRT Walnut Hill Apartments Owner, LLC	Delaware
IRT Waterford Landing Apartments, LLC	Delaware
Jamestown CRA-B1, LLC	Delaware
JLC/BUSF Associates, LLC	Delaware
Kentucky TRS, LLC	Delaware
Kings Landing LLC	Delaware
Lakes of Northdale Apartments LLC	Delaware
Lucerne Apartments Tampa, LLC	Florida
Meadows CRA-B1, LLC	Delaware
Merce Partners, LLC	Texas

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Millenia 700, LLC	Delaware
North Park Property Owner, LLC	Georgia
Oxmoor CRA-B1, LLC	Delaware
Pointe at Canyon Ridge, LLC	Georgia
Prospect Park CRA-B1, LLC	Delaware
Rocky Creek Apartments Owner, LLC	Florida
South Terrace Apartments North Carolina, LLC	Delaware
SPG Avalon Apts LLC	Ohio
Stonebridge at the Ranch Apartments Owner, LLC	Delaware
Thornhill Apartments Owner, LLC	North Carolina
Tides at Calabash North Carolina, LLC	Delaware
Tides Land North Carolina, LLC	Delaware
TS Aventine, LLC	Delaware
TS Big Creek, LLC	Delaware
TS Brier Creek, LLC	Delaware
TS Craig Ranch, LLC	Delaware
TS Creekstone, LLC	Delaware
TS Goose Creek, LLC	Delaware
TS Manager, LLC	Florida
TS Miller Creek, LLC	Delaware
TS New Bern, LLC	Delaware
TS Talison Row, LLC	Delaware
TS Vintage, LLC	Delaware
TS Westmont, LLC	Delaware
Wake Forest Apartments, LLC	Delaware

20613328.8

SCHEDULE IV

Persons Delivering Lock-Up Agreements

Scott F. Schaeffer

James J. Sebra

William C. Dunkelberg

Mack D. Pridgen III

Richard H. Ross

DeForest B. Soaries, Jr.

Melinda H. McClure

Farrell M. Ender

Richard D. Gebert

Jessica K. Norman

Jason R. Delozier

20613328.8

EXHIBIT A

Aggregate number of shares offered:	9,000,000
Offering price to public:	$15.30

20613328.8

EXHIBIT B

FORM OF LOCK-UP AGREEMENT

February 20, 2020

KeyBanc Capital Markets Inc.

BMO Capital Markets Corp.

    As Representatives of the several Underwriters

c/o KeyBanc Capital Markets Inc.

127 Public Square

Cleveland, Ohio 44114

c/o BMO Capital Markets Corp.

3 Times Square

New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that KeyBanc Capital Markets Inc. and BMO Capital Markets Corp., as representatives of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the forward seller named therein, the forward purchaser named therein, Independence Realty Trust, Inc. (the “Company”) and Independence Realty Operating Partnership, LP (the “Operating Partnership”), providing for the public offering by the Company of common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Offering”).

To induce the Underwriters that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned agrees that, without the prior written consent of KeyBanc Capital Markets Inc. and BMO Capital Markets Corp., the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, including units of limited partnership interest in the Operating Partnership (“OP Units”) or any other securities of the Company (including OP Units) or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus (as defined in the Underwriting Agreement) relating to the Offering (such 60-day period, the “Lock-Up Period”).

Notwithstanding the foregoing, the undersigned may: (1) transfer shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock by bona fide gift, will or intestate succession or to a trust for the benefit of the undersigned or members of the undersigned’s “immediate family,” which shall mean any relationship by blood, marriage or adoption, not more remote than first cousin; and (2) sell, transfer or otherwise dispose of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock to the Company for the sole purpose of cashlessly exercising any Stock Appreciation Rights issued pursuant to the Company’s 2016 Long Term Incentive Plan, as amended and restated as of May 12, 2016, and as amended to date (the “Amended and Restated Long-Term Incentive Plan”), or satisfying any tax or other governmental withholding obligation (a “Withholding Disposition”) with respect to any equity or equity-based award granted by the Company to the undersigned pursuant to the Amended and Restated Long-Term Incentive Plan; provided, however, that, in the case of a transfer pursuant to clause (1) of this paragraph, (a) each resulting transferee of

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Common Stock executes and delivers to you an agreement satisfactory to you in which such transferee agrees to be bound by the terms of this Lock-Up Agreement for the remainder of the Lock-Up Period, and (b) any such transfer fully complies with, and is not required to be or voluntarily disclosed or reported under, applicable law, including, but not limited to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (other than on a Form 5 made after the expiration of the Lock-Up Period); provided, further, that, in the case of a sale, transfer or other disposition pursuant to clause (2) of this paragraph, any such transfer fully complies with, and is not required to be or voluntarily disclosed or reported under, applicable law, including, but not limited to Section 16 of the Exchange Act and the rules and regulations promulgated thereunder (other than a filing under Section 16 of the Exchange Act that indicates such sale, transfer or disposition to the Company consisted of a Withholding Disposition or did not involve a disposition for value).

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock, the undersigned will be released from its obligations under this Lock-Up Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the parties thereto.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

[Signature Page Follows]

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Very truly yours,

By:
Name:
Title:

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EXHIBIT C

[Form of Opinion of Pepper Hamilton LLP]

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EXHIBIT D

[Form of TAX Opinion of Pepper Hamilton LLP]

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EXHIBIT e

[Form of Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP]

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EXHIBIT F

[Form of Opinion of bALLARD sPAHR LLP]

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